EXHIBIT 1.1

STONEGATE MORTGAGE CORPORATION

(An Ohio Corporation)

[—] Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: October [—], 2013

STONEGATE MORTGAGE CORPORATION

(An Ohio corporation)

[—] Shares of Common Stock

UNDERWRITING AGREEMENT

October [—], 2013

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

FBR Capital Markets & Co.

as Representatives of the several underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                             Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Stonegate Mortgage Corporation, an Ohio corporation (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Credit Suisse Securities (USA) LLC, Barclays Capital Inc., FBR Capital Markets & Co., and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Credit Suisse Securities (USA) LLC, Barclays Capital Inc., and FBR Capital Markets & Co. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto (collectively, the “Initial Securities”) and (ii) the grant by the Company and the Selling Shareholders, acting severally and not jointly, to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [—] additional shares of Common Stock (the “Option Securities”). The Initial Securities and the Option Securities are herein collectively referred to as the “Securities”.

The Company and the Selling Shareholders have been informed by the Representatives that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company, the Selling Shareholders and the Underwriters agree that up to [—] shares of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 8:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-191047), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters and designated by the Company as such for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [—]:00 P./A.M.], New York City time, on October [—], 2013 or such other time as agreed by the Company and Merrill Lynch.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that was distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433(h)(5) (the “Bona Fide Electronic Road Show”)) and is specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as follows:

(i) Registration Statement and Prospectuses. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or, to the Company’s knowledge, are pending or contemplated. The Company has complied with each request (if any) from the Commission for additional information.

The Registration Statement, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. The Registration Statement, at the time it became effective and on the date hereof, did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date and at the time of any filing with the Commission pursuant to Rule 424(b), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information [—] (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv) Testing-the-Waters Communications. The Company (A) has not engaged in any Testing-the-Waters Communication and (B) has not authorized anyone to engage in Testing-the-Waters Communications.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii) Independent Accountants. Richey May & Co. and KPMG LLP, whose reports with respect to certain financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus and who have delivered the comfort letters referred to in Section 5(h) hereof, are independent registered public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States) as required by the 1933 Act.

(viii) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, (A) fairly present in all material respects the financial position of the Company and its consolidated subsidiaries, as of the respective dates thereof, and the results of operations and cash flows of the Company and its consolidated subsidiaries for the periods then ended, and (B) said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included therein. Except as included therein, no historical or pro forma financial statements are required pursuant to the 1933 Act or the 1933 Act Regulations to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.

(ix) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no (A) material adverse change in the financial condition, results of operations or business prospects of the Company and any of its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) transaction, other than in the ordinary course of business, which is material to the Company and any of its consolidated subsidiaries considered as one enterprise, contemplated or entered into by the Company or any of its subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its subsidiaries, other than in the ordinary course of business, which is material to the Company and any of its consolidated subsidiaries considered as one enterprise, (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, or (E) any change of the capital stock of the Company or any of its subsidiaries outside of the ordinary course of business of the Company and any of its consolidated subsidiaries.

(x) Good Standing of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio, with requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Securities); and the Company is duly qualified, and is in good standing in, each jurisdiction in which such qualification is required and in which the failure, individually or in the aggregate, to be so qualified or to be in good standing would reasonably be expected to have a Material Adverse Effect.

(xi) Good Standing of Subsidiary. The only subsidiary of the Company is the subsidiary listed on Exhibit 21.1 to the Registration Statement (the “Subsidiary”). The Subsidiary is not a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X). The Subsidiary is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Indiana, with requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and the Subsidiary is duly qualified, and is in good standing, in each jurisdiction in which such qualification is required and in which the failure, individually or in the aggregate, to be so qualified or to be in good standing would reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding membership interests of the Subsidiary have been duly authorized and validly issued and are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or similar claim (collectively, “Liens”), other than Liens that do not materially interfere with the ownership or operation of the Subsidiary.

(xii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company as of June 30, 2013 are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization”. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive right or other similar right of shareholders arising by operation of law, under the Company’s Charter Documents (as defined below) or under any agreement to which the Company is a party; except as disclosed in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (A) securities of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any capital stock of the Company or convertible or exchangeable securities of the Company, or

(C) obligations of the Company to issue or sell any shares of capital stock of the Company, any convertible or exchangeable securities of the Company, or any warrants, rights or options of the Company.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company pursuant to this Agreement have been duly authorized for issuance, sale and delivery to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be duly and validly issued and fully paid and non-assessable, free and clear of any Lien (other than any Lien resulting from the purchase of Securities by any Underwriter or other purchaser); and the issuance, sale and delivery of the Securities are not subject to any preemptive, co-sale, registration, right of first refusal or other similar rights of any shareholders arising by operation of law, under the Company’s Charter Documents (as defined below), or under any agreement or instrument to which the Company is a party, other than as provided for in the Registration Rights Agreement, dated as of May 15, 2013, by and between the Company and FBR Capital Markets & Co., for itself and for the benefit of the purchasers of the shares of Common Stock sold in the private offering completed by the Company on May 15, 2013, and their direct and indirect transferees (the “Registration Rights Agreement”), the Investor Rights Agreement, dated March 9, 2012, as amended as of May 15, 2013, between the Company and Stonegate Investors Holdings LLC (the “Amended Investor Rights Agreement”), or the Amended and Restated Shareholders’ Agreement, dated March 9, 2012, as amended as of May 15, 2013, by and among the Company, Stonegate Investors Holdings LLC and certain other shareholders of the Company (the “Amended Shareholders’ Agreement”). The statements relating to the Common Stock contained in the Registration Statement, the General Disclosure Package and the Prospectus are fair and accurate in all material respects. No holder of Securities will be subject to personal liability for the obligations of the Company by reason of being such a holder.

(xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) Absence of Breaches and Defaults. Neither the Company nor the Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (A) its articles of incorporation, code of regulations, operating agreement or similar organizational document (collectively with respect to each entity, the “Charter Documents”) or (B) any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, note, lease, bank loan or credit agreement or other agreement or instrument to which the Company or the Subsidiary, as the case may be, is a party or by which the Company or the Subsidiary, or the Company’s or the Subsidiary’s properties, as the case may be, are bound (collectively, “Agreements and Instruments”), except in the case of clause (B) above, for such breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(xvii) Absence of Legal Violations and Proceedings. The Company and the Subsidiary are not in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any federal, state, local or foreign arbitrator, court, governmental body, board, regulatory body, administrative agency or other authority, body, or agency having jurisdiction over the Company or the Subsidiary or any of their respective properties, assets or operations (each, a “Governmental Entity”), except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary, or of which any of their respective properties or assets is the subject, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that would, individually or in the aggregate, have a material adverse effect on the ability of the Company to perform its obligations under or to consummate the transactions contemplated by this Agreement. The Company has not received written notice of any order or decree from any Governmental Entity preventing the use of the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto.

(xviii) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Securities by the Company pursuant hereto, the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus and the consummation by the Company of the transactions contemplated hereby and thereby, and the compliance by the Company with its obligations and the terms and provisions hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute or result in a breach of or default under) (A) the Charter Documents of each of the Company and the Subsidiary, (B) any obligation, agreement, covenant or condition contained in any Agreements and Instruments, or (C) any law, rule or regulation of any Governmental Entity or any decree, judgment, consent, license, permit or order issued by any Governmental Entity applicable to the Company or the Subsidiary, except in the case of clauses (B) or (C) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in the creation or imposition of any material Lien upon any property or assets of the Company or the Subsidiary. The execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Securities by the Company pursuant hereto, the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus and the consummation by the Company of the transactions contemplated hereby and thereby will not cause or result in any event or condition that gives the holder of any note, debenture or other evidence of indebtedness that is material to the Company or the Subsidiary, considered as one enterprise, or any person acting on such holder’s behalf, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Subsidiary (a “Repayment Event”).

(xix) Absence of Labor Dispute. No labor disturbance by or dispute with employees of the Company or the Subsidiary exists or, to the Company’s knowledge, is contemplated or threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) ERISA. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates, for employees or former employees of the Company or any of its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); and (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(xxi) Accuracy of Exhibits and other Documents. (A) There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement pursuant to the 1933 Act or the 1933 Act Regulations that have not been so described or filed, as applicable, (B) the Securities, this Agreement and each material contract, agreement, instrument and other document required to be described in the Registration Statement under the 1933 Act Regulations conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package or the Prospectus and (C) the Registration Statement, the General Disclosure Package and the Prospectus contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company and the Subsidiary required to be described in a prospectus included in a registration statement filed by the Company on Form S-1 under the 1933 Act;

(xxii) Disclosure of Documents. The copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) to which the Company or the Subsidiary is a party that have been previously made available to the Underwriters or its counsel are complete and accurate in all material respects.

(xxiii) Absence of Further Requirements. Assuming that no purchase is made in violation of the Charter Documents of the Company, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities by the Company to the Underwriters hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA, (B) such as have been obtained or made, or will have been obtained or made at the Closing Time, including any necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”), (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters; and (D) such other filings, authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxiv) Possession of Licenses and Permits. Each of the Company and the Subsidiary (A) possesses such licenses, permits, certificates, authorizations, consents and approvals (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct its business as currently conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus and has provided all necessary notices and made all necessary filings required to be provided or made under any federal, state, local or foreign law, regulation or rule necessary to conduct its business as described in the

Registration Statement, the General Disclosure Package and the Prospectus, and (B) has obtained all necessary Governmental Licenses from other persons necessary to conduct its business as currently conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, except, in each case of clauses (A) and (B), to the extent that any failure to possess any such Governmental Licenses, provide any such notices, make any such filings, or obtain any such Governmental Licenses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor the Subsidiary is in violation of, or in default under, any such Governmental License, as except as would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxv) Title to Property. Each of the Company and the Subsidiary has legal and valid title to all assets and properties reflected as owned by it in the Registration Statement, the General Disclosure Package and the Prospectus (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all Liens, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property or personal property held under lease by the Company or the Subsidiary, as applicable, is held under a lease that is valid, existing and enforceable by the Company or the Subsidiary, as applicable, with such exceptions as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company or the Subsidiary has not received any written notice of any material claim that is adverse to the rights of the Company or the Subsidiary under any such lease.

(xxvi) Possession of Intellectual Property. Each of the Company and the Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how as are necessary for the conduct of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Intangibles”), except where the failure to own or possess such Intangibles would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has received written notice of any infringement of or conflict with (and the Company nor the Subsidiary does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles that would reasonably be expected to have a Material Adverse Effect.

(xxvii) Company IT Systems. Each of the Company and the Subsidiary owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (the “Company IT Systems”), except where the failure to own or have right to access such Company IT Systems would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiary as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxviii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) neither the Company nor the Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company and the Subsidiary has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or the Subsidiary, and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Subsidiary relating to Hazardous Materials or any Environmental Laws.

(xxix) Accounting Controls. The Company maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations (the “1934 Act Regulations”) of the Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(xxx) Compliance with the Sarbanes Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(xxxi) Payment of Taxes. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (A) each of the Company and the Subsidiary has accurately prepared and timely filed all federal, state, foreign and other tax returns that are or were required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s or Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, (C) since the date of the most recent audited financial statements, neither the Company nor the Subsidiary has incurred any liability for taxes other than in the ordinary course of its business, and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or the Subsidiary.

(xxxii) Insurance. The Company and the Subsidiary carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the Company’s knowledge) in such amounts and covering such risks as is appropriate for the conduct of their business and the value of their assets, all of which insurance is in full force and effect in all material respects.

(xxxiii) Investment Company Act. The Company is not, nor upon the sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”, will the Company be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(xxxiv) Absence of Manipulation. Neither the Company nor the Subsidiary, nor to the Company’s knowledge, any of their respective directors, officers or controlled affiliates has taken, directly or indirectly, any action intended to cause or result, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of Regulation M under the 1934 Act.

(xxxv) Employment Laws Compliance. Neither the Company nor the Subsidiary has violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxxvi) Foreign Corrupt Practices Act. Neither the Company nor the Subsidiary, nor to the Company’s knowledge, any of their respective officers, directors, agents or employees purporting to act on behalf of the Company or the Subsidiary, as applicable, has, since January 1, 2011, and, to the Company’s knowledge, none of the Company, the Subsidiary, or any of the Company’s officers, directors, agents or employees purporting to act on behalf of the Company has, prior to January 1, 2011, made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, in each case in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(xxxvii) Money Laundering Laws. Neither the Company nor the Subsidiary has, and, to the Company’s knowledge, none of their respective officers, directors, employees or agents purporting to act on behalf of the Company or the Subsidiary, as applicable, has, made any payment of funds of the Company or the Subsidiary or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xxxviii) OFAC. Neither the Company nor the Subsidiary has, and, to the Company’s knowledge, none of the respective directors, officers, agents or employees purporting to act on behalf of the Company or the Subsidiary, as applicable, is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company or the Subsidiary will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

(xxxix) Finder’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby.

(xl) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Subsidiary (A) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (B) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xli) Independent Directors. Each of the directors of the Company named in the Registration Statement, the General Disclosure Package and the Prospectus and identified as independent, is “independent” within the meaning of the corporate governance rules of the New York Stock Exchange.

(xlii) Other Offerings. In connection with the offering of the Securities as contemplated hereby and under the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its affiliates (as defined in Section 501(b) of Regulation D) has, whether directly or through any agent or person acting on its behalf (other than the Underwriters and their affiliates, as to whom no representation is made): (A) offered Common Stock or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the 1933 Act or the rules and regulations thereunder, (B) distributed any other offering material in connection with the offer and sale of the Securities in violation of the 1933 Act or the rules and regulations thereunder, or (C) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the 1933 Act) which is or will be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the 1933 Act.

(xliii) No Association with FINRA. Neither the Company nor any of its affiliates (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the rules and regulations thereunder, or (B) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of FINRA) any member firm of FINRA.

(xliv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in any of the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlv) Sales of Reserved Securities. In connection with any offer and sale of Reserved Securities outside the United States, each preliminary prospectus, the Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was delivered to Invitees, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions. The Company has not offered, or caused the Representatives to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter as follows:

(i) Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Shareholder Information”); such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or the Subsidiary which is not set forth in the General Disclosure Package or the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii) Non-contravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

(iv) Valid Title. Such Selling Shareholder has, and at the Closing Time and on the Date of Delivery, if any, will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(v) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vi) Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action intended, or that might reasonably be expected to cause or result, under the 1933 Act or the 1933 Act Regulations, or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.

(viii) No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(ix) No Association with FINRA. Neither such Selling Shareholder nor any of his, her or its, as the case may be, affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [—] shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date of this Agreement and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than two full business days (if such option is exercised following the Closing Time) or later than seven full business days after the exercise of said option without the consent of the Company, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia 23219, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 10:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:00 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 10:00 A.M. (New York City time) on each Date of Delivery as specified in the notice from Merrill Lynch to the Company and the Selling Shareholders.

Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and each such Selling Shareholder, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and, prior to the completion of the distribution of the Securities within the meaning of the 1933 Act, will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) with respect to the distribution of the Securities within the meaning of the 1933 Act, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest practicable moment.

(b) Continued Compliance with Securities Laws. The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 (“Rule 172”) of the 1933 Act Regulations, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply in all material respects with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply in all material respects with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its commercially reasonable best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

(i) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to

(A) the Securities to be sold hereunder, (B) the registration and sale of shares of Common Stock in accordance with the terms of the Registration Rights Agreement, including the filing any registration statement under the 1933 Act with respect to such shares of Common Stock, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing benefit, incentive or stock plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any shares of Common Stock issued pursuant to any dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (F) any shares of Common Stock issued or options to purchase Common Stock granted in connection with employment or other retention offers, and (G) any shares of Common Stock or securities convertible into shares of Common Stock issued or options or warrants to purchase Common Stock in an amount not to exceed 10% of the Company’s outstanding shares of Common Stock as of immediately following the Closing Time, which are granted in connection with any acquisition, merger, consolidation, joint venture or similar transaction, including the filing of any registration statement under the 1933 Act in connection therewith; provided that any shares issued in connection therewith shall be subject to the same restrictions contained in the appropriate form of lock-up agreement attached as Exhibit D-I or Exhibit D-II attached hereto. Nothing in this paragraph shall in any way limit the Company from complying with its obligations under the Registration Rights Agreement, the Investor Rights Agreement or the Shareholders Agreement.

(j) If Merrill Lynch, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 5(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least five business days (or such shorter period consented to by the Company) before the effective date of the release or waiver, to the extent that a press release is required by FINRA Rule 5131, the Company agrees to announce the impending release or waiver by a press release, including any information necessary to comply with the applicable rules of FINRA in connection therewith, through a major news service at least two business days before the effective date of the release or waiver.

(k) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(l) Issuer Free Writing Prospectuses. Each of the Company and each Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each of the Company and each Selling Shareholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the

Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in each case when taken together with the Registration Statement, the General Disclosure Package and the Prospectus, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Compliance with FINRA Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation. At the request of the Representatives, the Company will direct the transfer agent to place a stop transfer restriction upon such securities to the extent required to comply with applicable FINRA rules. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(n) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Securities within the meaning of the 1933 Act and (B) completion of the 180-day restricted period referred to in Section 3(i).

(o) Investment Company Act. The Company will use its best efforts to apply the net proceeds from the sale of the Securities in such a manner so as to not result in the Company or any of its Subsidiaries being an “investment company” (as defined in the Investment Company Act of 1940).

(p) Undertakings. The Company will comply with the undertakings contained in Part II of the Registration Statement.

(q) Transfer Agent. The Company has engaged and will maintain, at its sole expense, a registrar and transfer agent for the Securities.

(r) No Release of Lock-ups. The Company shall not, without the prior written consent of Merrill Lynch, grant any release or waiver of the lock-up provision contained in Section 8 of the Registration Rights Agreement, by and between the Company and FBR Capital Markets & Co., for itself and for the benefit of the purchasers of the shares of Common Stock sold in the private offering completed by the Company on May 15, 2013, and their direct and indirect transferees.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of consultants (if any) engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and such consultants (if any), and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (provided that the Company shall not be required to reimburse or pay more than $25,000 of the reasonable fees of such counsel), (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b) Expenses of the Selling Shareholders. Each Selling Shareholder will pay all of its expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 (other than Section 5(d), Section 9(a)(i) or (iii) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to (i) the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein on the date hereof and at the Closing Time, if applicable, as if such representations and warranties were made on each such date, (ii) the accuracy of the statements of the Company’s officers or on behalf of any Selling Shareholder made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company and each Selling Shareholder of all of their respective covenants and other obligations hereunder, and (iv) the following other conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted or, to the Company’s knowledge, are pending or contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinions of Counsel for Company. At the Closing Time, the Representatives shall have received (i) the opinion and disclosure letter of Sullivan & Cromwell LLP, special counsel for the Company, addressed to the Representatives and dated the Closing Time, substantially in the form set forth on Exhibit A-I hereto, and (ii) the opinion of Barnes & Thornburg LLP, Ohio counsel for the Company, addressed to the Representatives and dated the Closing Time, substantially in the form set forth on Exhibit A-II hereto.

(c) Opinions of Counsel for the Selling Shareholders. At the Closing Time, the Representatives shall have received (i) the opinion of Barnes & Thornburg LLP, acting as counsel for James Cutillo, addressed to the Representatives and dated the Closing Time, substantially in the form set forth on Exhibit B-I hereto, (ii) the opinion of Golenbock, Eiseman, Assor, Bell & Peskoe LLP, counsel for Stonegate Investors Holdings LLC, addressed to the Representatives and dated the Closing Time, substantially in the form set forth on Exhibit B-II hereto and (iii) the opinion of Hall Koehler P.C., counsel for Second Curve Investments, LLC, addressed to the Representatives and dated the Closing Time, substantially in the form set forth on Exhibit B-III hereto.

(d) Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the opinion and disclosure letter of Hunton & Williams LLP, counsel for the Underwriters, addressed to the Underwriters and dated the Closing Time, in form and substance satisfactory to the Underwriters.

(e) Secretary’s Certificate. The Company shall have delivered to the Representatives a certificate, executed by the secretary of the Company on behalf of the Company and dated as of the Closing Time, as to (i) the resolutions adopted by the Company’s board of directors, (ii) the Company’s articles of incorporation, as amended and (iii) the Company’s code of regulations, as amended, each as in effect at the Closing Time.

(f) Officers’ Certificate. The Company shall have delivered to the Representatives a certificate, executed by its chief executive officer and chief financial officer, in their respective capacities as such, to the effect that the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Time as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the conditions set forth in subsections and (m) of this Section 5 shall have been satisfied as of the Closing Time, and the Company shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

(g) Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate of each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date) and (ii) such Selling Shareholder has complied with all agreements and all conditions on his or its part to be performed under this Agreement at or prior to the Closing Time.

(h) Accountant’s Comfort Letter. The Representatives shall have received from Richey May & Co. a “comfort” letter dated as of the date hereof, addressed to the Representatives in substantially the form attached as Exhibit C-I hereto and from KPMG LLP a “comfort” letter dated as of the date hereof, addressed to the Representatives in substantially the form attached as Exhibit C-II hereto. In the event that any such “comfort” letter sets forth any such changes, decreases or increases that, in the reasonable discretion of the Representatives, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of the Underwriters that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary. The foregoing sentence shall not be construed as a waiver by the Underwriters of the condition of the Underwriters’ obligations set forth in subsection (m) of this Section 5. References to the Registration Statement, the General Disclosure Package and/or the Prospectus with respect to any “comfort” letter referred to in this Section 5 shall include any amendment or supplement thereto at the date of such letter.

(i) Bring down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(k) No Objection. At or prior to the Closing Time, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l) Lock-up Agreements. At the time of execution and delivery of this Agreement, the Representatives shall have received (i) from each of the officers and directors of the Company listed on Schedule D attached hereto (it being understood that with respect to each director who is affiliated with Stonegate Investors Holdings, LLC, such written agreement shall not be applicable to securities of the Company held by Stonegate Investors Holdings, LLC or its affiliates, other than held directly by such director) a written agreement in substantially the form attached hereto as Exhibit D-I and (ii) from Stonegate Investor Holdings, LLC, a written agreement substantially in the form attached hereto as Exhibit D-II (each, a “Lock-Up Agreement”).

(m) No Suspension. Prior to the Closing Time, or any Date of Delivery, if any, (i) no suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) the Registration Statement, the General Disclosure Package and the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(n) No MAE; No Material Transactions; No Stop Order. Between the time of execution of this Agreement and the Closing Time, or any Date of Delivery, if any, and since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known, (ii) no transaction that is material to the Company, and that would be required by the 1933 Act and the 1933 Act Regulations to be described in a prospectus included in a registration statement filed by the Company on Form S-1 under the Securities Act, shall have been entered into by the Company that has not been fully and accurately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or any amendment or supplement thereto, and (iii) no order or decree of any federal or state governmental authority preventing the use of either the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, shall have been issued.

(o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative(s) shall have received:

(i) Officers’ Certificate. A certificate of the Company, dated such Date of Delivery, executed by its chief executive officer and chief financial officer, in their respective capacities as such, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of each Selling Shareholder, dated the Closing Time, confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. If requested by the Representatives, the opinion of Barnes & Thornburg LLP, Ohio counsel for the Company, together with the opinion of Sullivan & Cromwell LLP, special counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Counsel for the Selling Shareholders. If requested by the Representatives, the opinion of counsel for each of the Selling Shareholders identified in Section 5(c) hereof, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(v) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Bring-down Comfort Letters. If requested by the Representatives, a letter from KPMG LLP, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(p) Additional Documents. The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto, and any additional matters as the Representatives may reasonably request.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery, if any, which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)) engaged in the distribution of the Securities, its Affiliated selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any written materials or written information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus or Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of one firm of legal counsel and one firm of local counsel in each applicable jurisdiction, in each case, chosen by Merrill Lynch reasonably satisfactory to the Company), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense whatsoever to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder, its directors, officers, partners and members, their respective Affiliates and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof. If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded based on advice of counsel that there are legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 6 to indemnify the indemnified party or the amount of such obligation and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement.

(f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless Merrill Lynch, its Affiliates engaged in the distribution of the Reserved Securities, its Affiliated selling agents and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Indemnified Parties”) against any and all loss, liability, claim, damage and expense (including, without limitation, any and all expense (including the fees and disbursements of one firm of legal counsel and one firm of local counsel in each applicable jurisdiction, in each case chosen by Merrill Lynch reasonably satisfactory to the Company) reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other written material prepared by or with the approval of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities at the Closing Time if such Reserved Securities have been orally confirmed for purchase by such Invitee by 8:00 A.M. (New York City time) on the first business day after the date of this Agreement, or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities, provided that no indemnification shall be available under this section for any loss, liability, claim, damage or expense which shall have been finally judicially determined by a court of competent jurisdiction to have been caused primarily by the gross negligence or willful misconduct of an Indemnified Party.

(g) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(g) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(g) hereof.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include only the fees and disbursements of one firm of legal counsel and one firm of local counsel in each applicable jurisdiction, in each case, chosen by Merrill Lynch reasonably satisfactory to the Company reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates participating in the distribution of the Securities and its Affiliated selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, and each officer partner or member of the Company who signed the Registration Statement or any Selling Shareholder, each of their respective Affiliates, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates participating in the distribution of the Securities or Affiliated selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the financial condition, results of operations or business prospects of the Company and any of its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, (iv) if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the selling shareholders, acting severally and not jointly, to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by One or More of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the Company or the remaining Selling Shareholders do not increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(b) If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: 646-855-3073), with a copy to ECM Legal (facsimile: 212-230-8730); with a copy to Daniel M. LeBey, Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 Byrd Street, Richmond, VA 23219 (facsimile: 804-343-4543); notices to the Company shall be directed to it at 9190 Priority Way West Drive, Suite 300, Indianapolis, Indiana 46240 (facsimile: 317-863-1239), attention of James Cutillo; with a copy to Robert W. Downes, Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (facsimile: 212-291-9043) and a copy to Curt Hidde, Barnes & Thornburg LLP, 11 South Meridian Street, Indianapolis, Indiana, 46204 (facsimile: 317-231-7433); and notices to the Selling Shareholders shall be directed to the person and address set forth on Schedule B for each Selling Shareholder.

SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this

Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Subsidiary or any other affiliates of the Company or any Selling Shareholder, or their respective creditors or employees or any other party (provided that the Company makes no acknowledgement or agreement regarding the relationship between such Underwriter and such Underwriter’s Affiliates), (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Subsidiary, its affiliates or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers, directors, partners, members and Affiliates referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers, directors, partners, members and Affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF NEW YORK.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

STONEGATE MORTGAGE CORPORATION

By
Title:

SELLING SHAREHOLDERS:

STONEGATE INVESTORS HOLDINGS LLC

By:
Name:
Title:

SECOND CURVE INVESTMENTS, LLC

By:
Name:
Title:

JAMES CUTILLO

Signature

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By
Authorized Signatory

BARCLAYS CAPITAL INC.

By
Authorized Signatory

FBR CAPITAL MARKETS & CO.

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $[—].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[—], being an amount equal to the initial public offering price set forth above less $[—] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
FBR Capital Markets & Co.
Keefe, Bruyette & Woods, Inc.
Stern, Agee & Leach, Inc.

Total	[—	]

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Stonegate Mortgage Corporation

SELLING SHAREHOLDERS: Stonegate Investors Holdings, LLC

Second Curve Investments

James Cutillo

Total

Sch B-1

SCHEDULE C-1

Pricing Terms

1.	The Company and the Selling Shareholders are selling [—] shares of Common Stock.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [—] shares of Common Stock.

3.	The initial public offering price per share for the Securities is $[—].

Sch C-1

SCHEDULE C-2

Free Writing Prospectuses

Sch C-2

SCHEDULE D

List of Persons and Entities Subject to Lock-up

1.	James J. Cutillo

2.	Dan J. Bettenburg

3.	John F. Macke

4.	Barbara A. Cutillo

5.	Bryan D. Specht

6.	Steve Landes

7.	Eric M. Scholtz

8.	Robert Meachum

9.	Kevin B. Bhatt

10.	James Gerard Brown

11.	Rich A. Mirro

12.	Joseph Scott Mumphrey

13.	Richard A. Kraemer

14.	Sam Levinson

Sch D-1

Exhibit A-I

FORM OF OPINION AND DISCLOSURE LETTER OF SULLIVAN & CROMWELL LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

A-I-1

Exhibit A-II

FORM OF OPINION OF BARNES & THORNBURG LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

A-II-1

Exhibit B-I

FORM OF OPINION OF BARNES & THORNBURG LLP TO BE DELIVERED PURSUANT TO SECTION 5(c)

B-I-1

Exhibit B-II

FORM OF OPINION OF GOLENBOCK, EISEMAN, ASSOR, BELL & PESKOE LLP, AS COUNSEL FOR STONEGATE INVESTORS HOLDINGS LLC TO BE DELIVERED PURSUANT TO SECTION 5(c)

B-II-1

Exhibit B-III

FORM OF OPINION OF HALL KOEHLER P.C., AS COUNSEL FOR SECOND CURVE INVESTMENTS, LLC TO BE DELIVERED PURSUANT TO SECTION 5(c)

B-III-1

Exhibit C-I

FORM OF RICHEY MAY & CO. “COMFORT” LETTER

TO BE DELIVERED PURSUANT TO SECTION 5(h)

C-I-1

Exhibit C-II

FORM OF KPMG LLP “COMFORT” LETTER

TO BE DELIVERED PURSUANT TO SECTION 5(h)

C-II-1

Exhibit D-1

FORM OF LOCK UP FROM DIRECTORS, OFFICERS OR OTHER SHAREHOLDERS PURSUANT TO SECTION 5(l)

D-I-1

Exhibit D-II

FORM OF LOCK UP FOR STONEGATE INVESTORS HOLDINGS LLC PURSUANT TO SECTION 5(l)

D-II-1